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                                                                    EXHIBIT 99.3


April 21, 1999



Ladies and Gentlemen:

I hereby consent to being named as expected to become a director of Genesis Microchip Incorporated (the "Company) in the Registration Statement on Form S-4, so amended, filed by the Company with the Securities and Exchange Commission.

Sincerely,



/s/ ALEXANDER S. LUSHTAK
----------------------------
Alexander S. Lushtak